Norman Ross, PC
Certified Public Accountants
 Norman Ross, PC s 2483 Maner Road s Smyrna, Georgia 30080 s (404)792-
                  9007 Telephone s (404) 792-9097 Fax





     February 21, 2005



     Exhibit 16.1 to Form 8-K/A



     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C.  20549


     We have read the statements made by Silver Screen Studios, Inc. (the "Company") in Item 4.01 of its Form 8-K dated January 19, 2005, filed with the Commission. We agree with the statements concerning our firm in such Forms 8-K and 8-K/A. We have no basis to agree or disagree with other statements of the registrant contained therein.


     Sincerely,


     /s/ Norman H. Ross
     _ _________________________
     Norman H. Ross, PC